                                                                       EXHIBIT 7

--------------------------------------------------------------------------------

                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
                                                            In Thousands
                                                            ------------
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency
    and coin ......................................         $ 2,811,275
  Interest-bearing balances .......................           3,133,222
Securities:
  Held-to-maturity securities .....................             147,185
  Available-for-sale securities ...................           5,403,923
Federal funds sold and Securities purchased
  under agreements to resell ......................           3,378,526
Loans and lease financing receivables:
  Loans and leases held for
    sale ..........................................              74,702
  Loans and leases, net of unearned
    income.........................................          37,471,621
  LESS: Allowance for loan and
    lease losses...................................             599,061
  Loans and leases, net of unearned
    income and allowance ..........................          36,872,560
Trading Assets ....................................          11,757,036
Premises and fixed assets (including
  capitalized leases) .............................             768,795
Other real estate owned ...........................               1,078
Investments in unconsolidated subsidiaries
  and associated companies ........................             193,126
Customers' liability to this bank on
  acceptances outstanding ........................              592,118
Intangible assets
   Goodwill .......................................           1,300,295
   Other intangible assets ........................             122,143
Other assets ......................................           3,676,375
                                                            -----------

Total assets ......................................         $70,232,359
                                                            ===========
LIABILITIES
Deposits:
  In domestic offices .............................         $25,962,242
  Noninterest-bearing..............................          10,586,346
  Interest-bearing.................................          15,395,896
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs ........................          24,862,377
  Noninterest-bearing..............................             373,085
  Interest-bearing.................................          24,489,292
Federal funds purchased and securities sold
  under agreements to repurchase ..................           1,446,874
Trading liabilities ...............................           2,373,361
Other borrowed money:
  (includes mortgage indebtedness and
  obligations under capitalized
  leases) .........................................           1,381,512
Bank's liability on acceptances executed and
  outstanding .....................................             592,804
Subordinated notes and debentures .................           1,646,000
Other liabilities .................................           5,373,065
                                                            -----------
Total liabilities .................................         $63,658,235
                                                            ===========

EQUITY CAPITAL
Common stock ......................................           1,135,284
Surplus ...........................................           1,008,773
Retained earnings .................................           4,426,033
Accumulated other comprehensive income ............               4,034
Other equity capital components ...................                   0
Total equity capital ..............................           6,574,124
                                                            -----------
Total liabilities and equity capital ..............         $70,232,359
                                                            ===========


     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.



                                               Thomas J. Mastro,
                           Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell             Directors
Alan R. Griffith